Exhibit 99.1

Fortress Reports First Quarter 2012 Financial Results

Announces First Quarter 2012 Dividend of $0.05 per Share

New York, NY. May 3, 2012 – Fortress Investment Group LLC (NYSE: FIG) today reported its first quarter 2012 financial results.

FINANCIAL SUMMARY

•	Fortress declares a distribution of $0.05 per dividend paying share for the first quarter of 2012

•	Assets under management totaled $46.4 billion as of March 31, 2012, not including uncalled capital, or “dry powder,” of $6.4 billion, which will become fee-paying assets under management when invested

•	GAAP net loss of $24 million, or $0.16 per diluted share, in the first quarter of 2012; GAAP book value per share of $2.07 as of March 31, 2012

•	Pre-tax distributable earnings of $57 million, or $0.11 per dividend paying share, in the first quarter of 2012

•	Net cash and investments of $2.04 per dividend paying share as of March 31, 2012

BUSINESS HIGHLIGHTS

•

Raised $2.9 billion of third-party capital in alternatives businesses during the quarter, including $2.4 billion raised for the third set of Credit Private Equity funds (“FCO III”); total third-party commitments to FCO III reached $3.7 billion as of March 31, 2012

•	Recorded $2.3 billion of net inflows for Logan Circle during the quarter

•	Net first quarter 2012 returns of 4.2% in the Drawbridge Special Opportunities Fund, 6.2% in the Fortress Macro Funds, 5.8% in the Fortress Asia Macro Funds and 3.1% in the Fortress Partners Fund

•	Private Equity fund valuations increased 4.7% during the quarter, following full year appreciation of 9.3% in 2011

•	Subsequent to quarter end, raised $115 million of permanent equity capital in Newcastle Investment Corp., bringing total equity raised since the beginning of 2011 to $325 million

“Our first quarter results reflect the broad-based positive momentum that we carried into 2012,” said Randal Nardone, interim Chief Executive Officer. “Our strategies have continued to attract capital from a growing and increasingly global investor base. With our largest single-quarter capital raise since 2008, our assets under management grew to an all-time high of over $46 billion, not including over $6 billion of dry powder. Investing that capital to generate strong returns for our investors remains our foremost priority, and we are optimistic about the investment opportunities we see for each of our businesses.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. The cornerstone of Fortress’s business model is its ability to generate stable and predictable management fees, which is a function of the majority of alternative assets under management residing in long-term investment structures. Fortress’s alternatives businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the company has built substantial value in these investments, which are made in Fortress funds alongside the company’s limited partners.

The table below summarizes Fortress’s operating results for the three months ended March 31, 2012. The consolidated GAAP statement of operations and balance sheet are presented at the end of this press release.

	1Q	4Q	1Q	% Change
(in millions, except per share amount)	2012	2011	2011	QoQ	YoY
GAAP
Net income (loss)	$(24)	$(234)	$(255)	90%	91%
Net income (loss) attributable to Class A Shareholders	$(30)	$(91)	$(103)	67%	71%

Per diluted share	$(0.16)	$(0.49)	$(0.58)	67%	72%

Weighted average Class A shares outstanding, diluted	516	496	181

Distributable Earnings (non-GAAP)
Fund management DE	$56	$53	$95	6%	-41%
Pre-tax DE	$57	$50	$103	14%	-45%

Per dividend paying share/unit	$0.11	$0.09	$0.20	22%	-45%

Weighted average dividend paying shares and units outstanding	533	531	526

Assets Under Management
Private Equity	$13,239	$12,466	$13,244	6%	0%
Credit	12,269	12,208	11,076	0%	11%
Liquid Markets	4,840	5,515	6,303	-12%	-23%
Logan Circle	16,084	13,524	12,484	19%	29%

Total Assets Under Management	$46,432	$43,713	$43,107	6%	8%

CONSOLIDATED GAAP RESULTS

Fortress recorded a GAAP net loss of $24 million, or $0.16 per diluted share, in the first quarter of 2012, compared with a GAAP net loss of $255 million, or $0.58 per diluted share, in the first quarter of 2011.

The primary driver of the year-over-year improvement in Fortress’s GAAP results was the expiration of the Principals Agreement and related compensation expense, a non-economic amortization expense that had accounted for approximately $4.8 billion in GAAP losses between the first quarter of 2007 and fourth quarter of 2011. No amounts were ever paid, or equity issued, in connection with this agreement. This agreement expired at the end of 2011 and will no longer impact Fortress’s financial results.

Also contributing to the quarter’s improved year-over-year GAAP results was a $32 million decline in total compensation and benefits, primarily due to a net decrease in profit sharing expenses related to the funds, and a $10 million decrease in general, administrative and other expenses.

These items more than offset a $25 million year-over-year decline in GAAP revenues, which was primarily driven by a $16 million decline in GAAP management fees and a $7 million decline in GAAP incentive income.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Private Equity, (ii) Credit, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses “distributable earnings,” or DE, as a primary metric to manage its businesses and gauge the company’s performance, and it uses DE exclusively to report segment results. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of March 31, 2012
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management [1]	$46,432	$10,029	$3,210	$4,840	$5,991	$6,278	$16,084
Dry Powder	$6,423	$196	N/A	N/A	N/A	$6,227	N/A
Average Management Fee Rate [2]		1.2%	1.5%	1.7%	1.9%	1.4%	0.2%
Incentive Eligible NAV Above Threshold [3]	$14,282	$2,351	$—	$953	$4,679	$6,299	N/A
Undistributed Incentive Income [4]	$413	$23	$—	$12	$94	$284	N/A

	Three Months Ended March 31, 2012
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Third-Party Capital Raised	$2,912	$29	$—	$99	$67	$2,717	N/A

Segment Revenues
Management fees	$118	$30	$14	$20	$26	$22	$6
Incentive income	52	5	—	6	30	11	—

Total	170	35	14	26	56	33	6
Segment Expenses
Operating expenses	(82)	(11)	(7)	(17)	(16)	(22)	(9)
Profit sharing compensation expenses	(28)	(2)	—	(4)	(14)	(8)	—

Total	(110)	(13)	(7)	(21)	(30)	(30)	(9)

Principal Performance Payments	(4)	—	—	(1)	(3)	—	N/A

Fund Management DE	$56	$22	$7	$4	$23	$3	$(3)

Pre-tax Distributable Earnings	$57	$22	$7	$4	$23	$3	$(3)

Pre-tax DE was $57 million in the first quarter of 2012, down from $103 million in the first quarter of 2011, primarily due to lower management fee revenues and incentive income from the funds.

Management fees were $118 million in the first quarter of 2012, down from $126 million for the first quarter of 2011, primarily due to lower management fees from the Private Equity Funds, Liquid Hedge Funds and Credit Hedge Funds, partially offset by higher management fees from the Credit Private Equity Funds, Castles and Logan Circle. Notably, 84% of the alternative assets under management at quarter-end were in funds with long-term, locked-up structures, which provides for a stable, predictable base of management fees.

[1]

The Assets Under Management presented for the Credit Hedge Funds includes $586 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.

[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]

The Incentive Eligible NAV Above Threshold presented for hedge funds excludes sidepocket investments. The Incentive Eligible NAV Above Threshold presented for Private Equity Funds and Credit Private Equity Funds represent total fund NAV.

[4]

The Undistributed Incentive Income presented includes the impact of sidepocket investments on hedge funds. Undistributed Incentive Income for Private Equity Funds and Credit Private Equity Funds has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for hedge funds was recognized in Distributable Earnings when earned.

Incentive income realized in the first quarter of 2012 totaled $52 million, compared to $118 million realized in the first quarter of 2011. This year-over-year decline was primarily driven by lower incentive income generated by the Liquid Hedge Funds, Credit Hedge Funds and Credit Private Equity Funds, partially offset by higher incentive income recognized from the Private Equity Funds. Additionally, Fortress had $413 million in undistributed, unrealized incentive income embedded across the funds based on investment valuations at March 31, 2012. Of that $413 million, $36 million has already been included in DE during the first quarter of 2012.

The Company’s annual segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and profits in any particular year should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of March 31, 2012, assets under management (“AUM”) totaled $46.4 billion, up 6% from $43.7 billion as of December 31, 2011 and up 8% from $43.1 billion as of March 31, 2011. During the first quarter of 2012, Fortress received $2.3 billion of net client inflows for Logan Circle, had a $1.4 billion increase in its fund valuations, invested $0.4 billion of capital and raised $0.3 billion of capital that was directly added to assets under management. These increases to assets under management were partially offset by (i) nearly $1.0 billion of Hedge Fund redemptions, (ii) $0.4 billion of capital distributions to investors and (iii) approximately $0.2 billion of RCA payments to Credit Hedge Fund investors. As of March 31, 2012 Fortress’s Private Equity and Credit Private Equity Funds had $6.4 billion of dry powder, which will generally be added to assets under management and generate management fees when invested.

BUSINESS SEGMENT RESULTS

Below is a discussion of first quarter 2012 segment results and business highlights.

Private Equity:

•	Fund portfolio investment valuations increased 4.7% in the first quarter of 2012, following full year appreciation of 9.3% and 17.0% in 2011 and 2010, respectively

•	Completed IPO of Nationstar Mortgage in March, raising $247 million of net proceeds

•	Successful second close of Worldwide Transportation and Infrastructure Fund

•	Subsequent to quarter end, raised $115 million of permanent equity capital in Newcastle Investment Corp., bringing total equity raised since the beginning of 2011 to $325 million

(See supplemental data on page 14 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Castles, had pre-tax DE of $29 million in the first quarter of 2012, which is flat compared to the fourth quarter of 2011. Compared to the first quarter of 2011, pre-tax DE was up $2 million, primarily due to increased management fees for the Castles and incentive income in the Private Equity Funds, partially offset by lower Private Equity Fund management fees that resulted from changes in the basis on which these fees are calculated. The first quarter 2012 results include a $4 million reversal of previously recognized claw-back reserves taken in Fund II and a modest realization in Fund I.

Private Equity investment performance in the first quarter was strong, with valuations in the underlying fund investments increasing 4.7%. The valuation of fund investments has appreciated in 10 out of the past 12 quarters. Of particular note, certain of our publicly-traded portfolio companies had significant valuation gains in the first quarter, including a 44% increase for RailAmerica (NYSE: RA), one of the largest operators of short-line railroads in the United States, and a 66% increase for GAGFAH (Xetra: GFJ), the largest owner and operator of residential real estate in Germany. Additionally, an increase in the valuation of Holiday Retirement resulted in the FHIF fund, with $2.2 billion of NAV, exceeding its incentive income threshold during the quarter. Valuation increases in the quarter were driven in part by strong operating performance in some of our key investment sectors – Financial Services, Senior Living and Transportation & Infrastructure – which have generated double-digit increases in their primary operating metrics.

During the quarter, capital raising efforts remained focused on the Worldwide Transportation and Infrastructure Fund (WWTAI) and Newcastle Investment Corp. (NYSE: NCT), a publicly-traded REIT managed by Fortress. WWTAI had a second successful close during the quarter, bringing total fee-paying commitments to $80 million at quarter-end. Newcastle raised $115 million of permanent capital in the beginning of April, bringing total equity capital raised since the beginning of 2011 to $325 million. Newcastle intends to use this capital primarily to make investments in excess mortgage servicing rights, as well as real estate securities and other real estate related assets. Since December 2011, Newcastle has invested or committed to invest over $200 million in excess mortgage servicing rights alongside Nationstar, who will act as servicer of the loan portfolio. Nationstar, a leading mortgage servicer acquired by a Fortress Private Equity fund in 2006, completed an IPO in March (NYSE: NSM), raising $247 million of net proceeds.

“It was a strong first quarter for our Private Equity business, with continued valuation gains and terrific operating performance at many of our large portfolio companies.” said Wes Edens, Fortress co-Chairman and Private Equity CIO. “We are very optimistic about prospects for existing and new investments, particularly in the three sectors where we have our greatest focus—financial services, senior living, and transportation and infrastructure. We see solid prospects for continued valuation gains based on underlying operating performance and for near-term liquidity events in select portfolio companies.”

Credit:

•	Drawbridge Special Opportunities Fund net return of 4.2% for the first quarter of 2012

•	Raised $3.7 billion in third-party commitments for the third set of Credit Private Equity funds as of March 31, 2012

•	Raised approximately $2.8 billion of third-party capital during the first quarter of 2012

•	Called approximately $400 million of capital from dry powder during the quarter for investments

(See supplemental data on pages 15-16 for more detail on Credit results)

The Credit business, which includes Credit Hedge Funds and Credit Private Equity Funds, generated pre-tax DE of $26 million in the first quarter of 2012, which is down slightly from the fourth quarter of 2011. During the quarter, the business recorded $41 million of incentive income, including $30 million from the hedge funds and $11 million from the private equity-style funds. The private equity-style incentive income was primarily driven by tax distributions in the Credit Opportunities Fund II and Japan Opportunities Fund. Compared to the first quarter of 2011, pre-tax DE was down $30 million, primarily due to fewer realizations in the private equity-style funds and slightly lower absolute performance in the credit hedge funds.

Building on top-tier returns in 2011, the Drawbridge Special Opportunities Fund had a strong start to 2012, with a net return of 4.2% through the first quarter. This brings net annualized inception-to-date returns in the fund to approximately 10.6%. As was the case at year end, all of the main fund capital remains above high water marks and eligible to generate incentive income on positive performance.

In the Credit Private Equity funds, strong performance carried into 2012, with net annualized inception-to-date IRRs through quarter-end of 27.2% for the Credit Opportunities Fund and 16.2% for the Credit Opportunities Fund II. This investment performance further increased the amount of unrealized, undistributed incentive income in the Credit Private Equity funds, which stood at $284 million at the end of the first quarter, up from $245 million at year-end 2011. The team called approximately $400 million of capital from dry powder during the quarter for investments. At quarter end, the funds had over $6.2 billion in dry powder, which will generally be added to assets under management and generate management fees when invested.

Capital raising in the Credit business was exceptionally strong in the first quarter, with a total of $2.8 billion in new third-party commitments. Through March 31, 2012, Fortress raised $3.7 billion in third-party commitments for its third set of Credit Private Equity funds—the largest fund raised by Fortress since 2007. The second Japan Opportunity fund had total third-party commitments of over $650 million and the Fortress Real Estate Opportunities funds had total third-party commitments of over $250 million as of March 31, 2012.

“The investment landscape continues to align well with the capabilities and experience of our Credit team,” said Pete Briger, Fortress co-Chairman and co-CIO of the Credit business. “We are focused, as ever, on being good stewards of our investors’ capital, and we will continue to be disciplined and opportunistic in pursuing opportunities around the globe.”

Liquid Hedge Funds:

•	Fortress Macro Fund net return of 6.2% for the first quarter of 2012 and estimated year-to-date net return of 3.5% through April 27, 2012

•	Fortress Asia Macro Fund net return of 5.8% for the first quarter of 2012 and estimated year-to-date net return of 2.8% through April 27, 2012

•	Raised approximately $100 million in new third-party capital during the quarter

(See supplemental data on page 17 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds generated pre-tax DE of $4 million in the first quarter of 2012. Our main Macro Fund and Asia Macro Fund performed well during the quarter, which brought more capital above performance high water marks and eligible to generate incentive income. Management fees were down 20% quarter over quarter, reflecting a 12% decline in AUM as approximately $1.0 billion in redemptions were paid out during the quarter. Compared to the first quarter of 2011, pre-tax DE is down $11 million as nearly all of our main Macro and Commodities funds’ capital was above performance high water marks and generating incentive income a year ago.

Net returns through the first quarter for the Macro, Asia Macro, Partners Fund, and Commodities were 6.2%, 5.8%, 3.1%, -8.7%, respectively. Through April 27, 2012 our Macro, Asia Macro, and Commodities funds delivered estimated year-to-date net returns of 3.5%, 2.8%, -12.5%, respectively.

The Asia Macro Funds have continued their strong run of performance during 2012, leaving almost all of the capital above respective high water marks and eligible to generate incentive income at quarter-end. Since their launch in March 2011, the Asia Macro Funds have generated inception-to-date estimated net returns of 5.3% through April 27, 2012.

“Coming off a challenging year in 2011, we are pleased with year-to-date performance in our Macro and Asia Macro funds, and we’re optimistic about our potential to build on a strong start as we move further into the year,” said Mike Novogratz, Fortress Principal and co-CIO of Macro Funds. “The current market environment sets up well for the type of tactical trading that is a distinctive strength of this team.”

Logan Circle:

•	14 out of 16 strategies outperformed their respective benchmarks in the first quarter of 2012

•	Total traditional fixed income AUM of $16.1 billion as of quarter-end, an increase of 19% from the end of 2011

•	Net inflows of $2.3 billion in the first quarter of 2012, the largest quarterly client inflows since we acquired Logan Circle

(See supplemental data on page 18 for more detail on Logan Circle results)

The traditional asset management business, Logan Circle, generated a pre-tax DE loss of $3 million in the first quarter of 2012, compared to a pre-tax DE loss of $5 million in the fourth quarter of 2011. The improved results were primarily due to a $1 million increase in net management fees, as a result of positive net client flows, and a decrease in operating expenses quarter-over-quarter. Compared to the first quarter of 2011, pre-tax DE loss improved by $2 million primarily due to an increase in management fees driven by a $3.6 billion increase in assets under management.

Investment performance continued to be strong in the first quarter, with 14 of Logan Circle’s 16 strategies outperforming their respective benchmarks. Since inception, 15 of Logan Circle’s 16 strategies have outperformed their respective benchmarks and 7 are ranked in the top quartile of performance for their competitor universe.

Logan Circle had $16.1 billion in AUM at the end of the quarter, an increase of 19% compared to the end of 2011. The $2.6 billion quarterly increase in AUM was primarily driven by net client inflows of $2.3 billion. In the two years since Fortress completed the acquisition and launched the traditional asset management business, Logan Circle’s AUM has grown 40%.

“We believe that this is a great time to be in the traditional asset management industry,” commented Jude Driscoll, CEO and CIO of Logan Circle. “As a boutique long-only fixed income manager, backed by Fortress’s considerable resources, we see significant opportunities for growth, particularly as investors seek out alternatives to some of the largest managers in our space. We are focused on building on the capital raising momentum we generated in the first quarter, continuing to deliver strong investment performance and client service, and capturing market share as a result.”

Principal Investments:

The Principal Investments segment, which is comprised of Fortress’s investments in its own funds, generated pre-tax DE of $1 million for the quarter ended March 31, 2012. This is up from a pre-tax DE loss of $3 million in the fourth quarter of 2011. The $4 million improvement is largely a result of positive performance from our hedge fund investments.

As of March 31 2012, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.1 billion, flat compared to December 31, 2011. As of March 31, 2012, Fortress had a total of $132 million of outstanding commitments to its funds.

(dollars in thousands)	Outstanding Commitments March 31, 2012
Private equity funds	$28,283
Credit PE funds	103,686

$131,969

In addition, as of March 31, 2012, the net asset value of Fortress’s Principal Investments exceeded its segment cost basis by $342 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes. This is up $52 million from December 31, 2011.

LIQUIDITY & CAPITAL

As of March 31, 2012, Fortress had cash and cash equivalents of $249 million, which is down $85 million from $333 million as of December 31, 2011. This is primarily due to the payment of 2011 year end bonus compensation.

At quarter-end, Fortress had outstanding debt obligations of $253 million, down $9 million from year-end due to scheduled amortization payments made during the first quarter. Post quarter-end Fortress made a free cash flow-based required prepayment of $55 million, bringing total debt below $200 million. The weighted average funding cost of the debt is 6.2%, with a weighted average maturity of 2.7 years.

DIVIDEND

The Company’s Board of Directors declared a first quarter 2012 dividend of $0.05 per share. The dividend will be paid on May 21, 2012 to holders of record as of the close of business on May 16, 2012.

The declaration and payment of any distributions are at the sole discretion of the Board of Directors, which may decide to change its distribution policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

Distributable earnings, or DE, is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Castles, Credit Hedge Funds, Credit Private Equity Funds, Liquid Hedge Funds, Logan Circle and Principal Investments. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of DE, see note 11 in the financial statements included in the Company’s most recent annual report, or note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, May 3, 2012 at 8:30 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-717-3044 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress First Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Wednesday, May 9, 2012 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “70692673.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional fixed income - on behalf of over 1,400 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance, the amount and source of expected capital commitments and amount of redemptions. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

For U.S. federal income tax purposes, the dividend declared in May 2012 will be treated as a partnership distribution. Based on the best information currently available, when calculating withholding taxes, 2.50 cents of the per share dividend will be treated as U.S. source interest income. Accordingly, for non-U.S. holders of Class A shares, unless an exception to withholding tax applies, the dividend will be subject to a U.S. federal withholding tax of 0.75 cents per share. Non-U.S. holders of Class A shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on certain types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended March 31,
	2012	2011
Revenues
Management fees: affiliates	$106,295	$118,868
Management fees: non-affiliates	11,389	14,401
Incentive income: affiliates	8,802	15,076
Incentive income: non-affiliates	307	978
Expense reimbursements from affiliates	43,602	44,342
Other revenues	1,263	3,152

	171,658	196,817

Expenses
Interest expense	4,367	4,660
Compensation and benefits	183,379	215,435
Principals agreement compensation (expired in 2011)	—	234,759
General, administrative and other	29,666	40,182
Depreciation and amortization (including impairment)	3,478	3,080

	220,890	498,116

Other Income (Loss)
Gains (losses)	24,622	(4,763)
Tax receivable agreement liability adjustment	(6,935)	(116)
Earnings (losses) from equity method investees	35,240	72,403

	52,927	67,524

Income (Loss) Before Income Taxes	3,695	(233,775)
Income tax benefit (expense)	(27,842)	(21,419)

Net Income (Loss)	$(24,147)	$(255,194)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$5,393	$(151,762)

Net Income (Loss) Attributable to Class A Shareholders	$(29,540)	$(103,432)

Dividends Declared Per Class A Share	$0.0500	$—

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$(0.15)	$(0.58)

Net income (loss) per Class A share, diluted	$(0.16)	$(0.58)

Weighted average number of Class A shares outstanding, basic	200,009,820	181,019,501

Weighted average number of Class A shares outstanding, diluted	515,803,383	181,019,501

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2012 (Unaudited)	December 31, 2011
Assets
Cash and cash equivalents	$248,589	$333,166
Due from affiliates	255,893	298,689
Investments	1,090,833	1,079,777
Deferred tax asset	373,710	400,196
Other assets	110,730	108,858

	$2,079,755	$2,220,686

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$92,702	$247,024
Due to affiliates	339,472	354,158
Deferred incentive income	242,257	238,658
Debt obligations payable	252,500	261,250
Other liabilities	87,021	57,204

	1,013,952	1,158,294

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 214,134,201 and 189,824,053 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 300,273,852 and 305,857,751 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Paid-in capital	2,022,138	1,972,711
Retained earnings (accumulated deficit)	(1,513,660)	(1,484,120)
Accumulated other comprehensive income (loss)	(2,087)	(1,160)

Total Fortress shareholders’ equity	506,391	487,431
Principals’ and others’ interests in equity of consolidated subsidiaries	559,412	574,961

Total Equity	1,065,803	1,062,392

	$2,079,755	$2,220,686

Fortress Investment Group LLC

Exhibit 1

Supplemental Data for the Three Months Ended March 31, 2012 and 2011

	Three Months Ended March 31, 2012
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2012	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$13,524	$—
Capital raised	259	—	—	99	67	93	—	—
Equity raised (Permanent capital vehicles)	—	—	—	—	—	—	—	—
Increase in invested capital	416	4	—	—	20	392	—	—
Redemptions	(997)	—	—	(997)	—	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions [5]	(212)	—	—	—	(212)	—	—	—
Return of capital distributions	(400)	(3)	—	—	(15)	(382)	—	—
Adjustment for reset date	—	—	—	—	—	—	—	—
Crystallized Incentive Income	(71)	—	—	(1)	(70)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	2,296	40	—	—	—	—	2,256	—
Income (loss) and foreign exchange	1,428	703	29	224	225	(57)	304	—

AUM - Ending Balance	$46,432	$10,029	$3,210	$4,840	$5,991	$6,278	$16,084	$—

Third-Party Capital Raised	$2,912	$29	$—	$99	$67	$2,717	$—	$—

Segment Revenues
Management fees	$118	$30	$14	$20	$26	$22	$6	$—
Incentive income	52	5	—	6	30	11	—	—

Total	170	35	14	26	56	33	6	—

Segment Expenses
Operating expenses	(82)	(11)	(7)	(17)	(16)	(22)	(9)	—
Profit sharing compensation expenses	(28)	(2)	—	(4)	(14)	(8)	—	—

Total	(110)	(13)	(7)	(21)	(30)	(30)	(9)	—

Fund Management DE (before Principal Performance Payments)	60	22	7	5	26	3	(3)	—

Principal Performance Payments	(4)	—	—	(1)	(3)	—	—	—

Fund Management DE	56	22	7	4	23	3	(3)	—

Investment Income	5							5
Interest Expense	(4)							(4)

Pre-tax Distributable Earnings	$57	$22	$7	$4	$23	$3	$(3)	$1

Pre-tax Distributable Earnings per Dividend Paying Share	$0.11

	Three Months Ended March 31, 2011
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2011	$44,613	$11,923	$3,037	$6,355	$6,773	$4,817	$11,708	$—
Capital raised	523	—	—	330	149	44	—	—
Equity raised (Permanent capital vehicles)	98	—	98	—	—	—	—	—
Increase in invested capital	459	—	—	6	—	453	—	—
Redemptions	(614)	—	—	(472)	(142)	—	—	—
SPV distributions	—	—	—	—	—	—	—	—
RCA distributions [5]	(424)	—	—	—	(424)	—	—	—
Return of capital distributions	(947)	(201)	—	—	(5)	(741)	—	—
Adjustment for reset date	(1,997)	(1,997)	—	—	—	—	—	—
Crystallized Incentive Income	(157)	—	—	(66)	(91)	—	—	—
Equity buyback	(19)	—	(19)	—	—	—	—	—
Net Client Flows	545	—	—	—	—	—	545	—
Income (loss) and foreign exchange	1,027	291	112	150	285	(42)	231	—

AUM - Ending Balance	$43,107	$10,016	$3,228	$6,303	$6,545	$4,531	$12,484	$—

Third-Party Capital Raised	$649	$—	$98	$330	$149	$72	$—	$—

Segment Revenues
Management fees	$126	$35	$12	$27	$31	$16	$5	$—
Incentive income	118	1	—	22	38	57	—	—

Total	244	36	12	49	69	73	5	—

Segment Expenses
Operating expenses	(93)	(14)	(7)	(21)	(34)	(7)	(10)	—
Profit sharing compensation expenses	(58)	—	—	(13)	(17)	(28)	—	—
Unallocated Expenses	2

Total	(149)	(14)	(7)	(34)	(51)	(35)	(10)	—

Fund Management DE	95	22	5	15	18	38	(5)	—

Investment Income	12							12
Interest Expense	(4)							(4)

Pre-tax Distributable Earnings	$103	$22	$5	$15	$18	$38	$(5)	$8

Pre-tax Distributable Earnings per Dividend Paying Share	$0.20

[5]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	As of
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Fortress

Assets Under Management
Private Equity & Castles	$13,244	$13,256	$12,708	$12,466	$13,239
Liquid Hedge Funds	6,303	6,321	6,165	5,515	4,840
Credit Hedge Funds	6,545	6,374	6,214	5,976	5,991
Credit Private Equity Funds	4,531	4,941	5,619	6,232	6,278
Logan Circle	12,484	12,931	12,913	13,524	16,084

AUM - Ending Balance	$43,107	$43,823	$43,619	$43,713	$46,432

	Three Months Ended					Three Months Ended March 31, 2012
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011
Third-Party Capital Raised	$649	$811	$899	$1,818	$4,177	$2,912

Segment Revenues
Management fees	$126	$131	$131	$121	$509	$118
Incentive income	118	20	14	46	198	52

Total	244	151	145	167	707	170

Segment Expenses
Operating expenses	(93)	(79)	(83)	(89)	(344)	(82)
Profit sharing compensation expenses	(58)	(17)	(11)	(25)	(111)	(28)
Unallocated expenses	2	(1)	—	—	1	—

Total	(149)	(97)	(94)	(114)	(454)	(110)

Fund Management DE (before Principal Performance Payments)	95	54	51	53	253	60

Principal Performance Payments	—	—	—	—	—	(4)

Fund Management DE	$95	$54	$51	$53	$253	$56

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	As of
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Private Equity Funds & Castles

Assets Under Management
Private Equity Funds	$10,016	$9,979	$9,471	$9,285	$10,029
Castles	3,228	3,277	3,237	3,181	3,210

AUM - Ending Balance	$13,244	$13,256	$12,708	$12,466	$13,239

	Three Months Ended					Three Months Ended March 31, 2012
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011
Third-Party Capital Raised	$98	$51	$122	$—	$271	$29

Segment Revenues
Management fees	$47	$50	$44	$44	$185	$44
Incentive income	1	—	(3)	—	(2)	5

Total	48	50	41	44	183	49

Segment Expenses
Operating expenses	(21)	(15)	(15)	(15)	(66)	(18)
Profit sharing compensation expenses	—	—	1	—	1	(2)

Total	(21)	(15)	(14)	(15)	(65)	(20)

Fund Management DE (before Principal Performance Payments)	27	35	27	29	118	29

Principal Performance Payments	—	—	—	—	—	—

Fund Management DE	$27	$35	$27	$29	$118	$29

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	As of
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Credit Hedge Funds

Assets Under Management
Drawbridge Special Opportunities Funds [6]	$5,341	$5,272	$5,227	$5,165	$5,189
Value Recovery Funds [7]	1,204	1,102	987	811	802

AUM - Ending Balance	$6,545	$6,374	$6,214	$5,976	$5,991

	Three Months Ended					Three Months Ended March 31, 2012
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011
Third-Party Capital Raised	$149	$204	$60	$21	$434	$67

Segment Revenues

Management fees	$31	$30	$35	$26	$122	$26
Incentive income	38	16	(4)	28	78	30

Total	69	46	31	54	200	56

Segment Expenses
Operating expenses	(34)	(28)	(33)	(33)	(128)	(16)
Profit sharing compensation expenses	(17)	(7)	1	(12)	(35)	(14)

Total	(51)	(35)	(32)	(45)	(163)	(30)

Fund Management DE (before Principal Performance Payments)	18	11	(1)	9	37	26

Principal Performance Payments	—	—	—	—	—	(3)

Fund Management DE	$18	$11	$(1)	$9	$37	$23

Net Returns [8]
Drawbridge Special Opportunities LP	4.9%	2.2%	-0.8%	4.3%	10.9%	4.2%
Drawbridge Special Opportunities Ltd.	5.8%	2.9%	0.2%	2.2%	11.5%	4.8%

[6]	Combined AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[7]

Fortress will receive management fees from these funds equal to 1% of cash receipts and up to 1% per annum on certain managed assets, subject to collectability, and may receive limited incentive income if aggregate realizations exceed an agreed threshold.

[8]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, and December 31, 2011 redemptions.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	As of
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Credit Private Equity Funds

Assets Under Management
Long Dated Value Funds [9]	$619	$575	$574	$563	$584
Real Assets Funds	141	123	118	112	102
Fortress Credit Opportunities Funds [10]	2,885	3,329	3,971	4,599	4,610
Japan Opportunity Funds [11]	886	914	956	958	982

AUM - Ending Balance	$4,531	$4,941	$5,619	$6,232	$6,278

	Three Months Ended					Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012
Third-Party Capital Raised	$72	$37	$425	$1,620	$2,154	$2,717

Segment Revenues

Management fees	$16	$17	$19	$21	$73	$22
Incentive income	57	23	20	18	118	11

Total	73	40	39	39	191	33

Segment Expenses
Operating expenses	(7)	(9)	(7)	(11)	(34)	(22)
Profit sharing compensation expenses	(28)	(12)	(8)	(8)	(56)	(8)

Total	(35)	(21)	(15)	(19)	(90)	(30)

Fund Management DE (before Principal Performance Payments)	38	19	24	20	101	3

Principal Performance Payments	—	—	—	—	—	—

Fund Management DE	$38	$19	$24	$20	$101	$3

[9]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III, LDVF Patent Fund and Fox Lake Pharma LLC.
[10]

Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlement Fund, Life Settlement Fund MA, SIP managed account, Real Estate Opportunities Fund and Real Estate Opportunities REOC Fund.

[11]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	As of
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Liquid Hedge Funds

Assets Under Management
Fortress Macro Funds [12]	$3,258	$3,143	$3,086	$2,584	$2,429
Drawbridge Global Macro Funds [13]	422	406	386	392	398
Fortress Commodities Funds [14]	1,111	1,189	1,064	875	473
Fortress Asia Macro Funds [15]	23	108	189	208	211
Fortress Partners Funds [16]	1,489	1,475	1,440	1,456	1,329

AUM - Ending Balance	$6,303	$6,321	$6,165	$5,515	$4,840

	Three Months Ended					Three Months Ended March 31, 2012
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011
Third-Party Capital Raised	$330	$519	$292	$177	$1,318	$99

Segment Revenues
Management fees	$27	$29	$28	$25	$109	$20
Incentive income	22	(19)	1	—	4	6

Total	49	10	29	25	113	26

Segment Expenses
Operating expenses	(21)	(18)	(19)	(20)	(78)	(17)
Profit sharing compensation expenses	(13)	2	(5)	(5)	(21)	(4)

Total	(34)	(16)	(24)	(25)	(99)	(21)

Fund Management DE (before Principal Performance Payments)	15	(6)	5	—	14	5

Principal Performance Payments	—	—	—	—	—	(1)

Fund Management DE	$15	$(6)	$5	$—	$14	$4

Net Returns [17]
Fortress Macro Fund Ltd	1.9%	-5.4%	-3.9%	-2.2%	-9.3%	6.2%
Drawbridge Global Macro Fund Ltd	1.7%	-6.0%	-4.0%	-2.4%	-10.5%	5.8%
Fortress Commodities Fund L.P.	3.0%	-6.4%	4.7%	-8.9%	-8.0%	-8.7%
Fortress Asia Macro Fund Ltd [18]	3.5%	-1.0%	-3.6%	5.0%	3.6%	5.8%
Fortress Partners Fund LP [19]	3.3%	-0.1%	-3.0%	0.4%	0.5%	3.1%
Fortress Partners Offshore Fund L.P. [19]	3.2%	-0.1%	-4.6%	-0.5%	-2.1%	2.4%

[1][2]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1 and Fortress Macro managed accounts.
[13]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund L.P.
[14]	Combined AUM for Fortress Commodities Fund L.P., Fortress Commodities Fund Ltd, Fortress Commodities MA1 L.P. and Fortress Commodities managed accounts.
[15]	Combined AUM for Fortress Asia Macro Fund Ltd and Fortress Asia Macro Fund LP.
[16]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund L.P.
[17]

The performance data contained herein reflects returns for a ‘‘new issue eligible,’’ single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

[18]

The Fortress Asia Macro Funds were launched on March 1, 2011. Accordingly, the three months ended March 31, 2011 returns actually represent the one month period for March 2011. The 2011 returns represent returns for Class B investors; Class B is now closed to new investors. The 2012 returns represent returns for Class A investors. Certain fees payable by investors in Class B differ from the fees payable by the investors in Class A that remains open, and the returns for the different classes will vary.

[19]

The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	As of
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Logan Circle

Assets Under Management
AUM - Ending Balance	$12,484	$12,931	$12,913	$13,524	$16,084

	Three Months Ended					Three Months Ended March 31, 2012
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011
Net Client Flows	$545	$162	$(231)	$365	$841	$2,256
Segment Revenues
Management fees	$5	$5	$5	$5	$20	$6
Incentive income	—	—	—	—	—	—

Total	5	5	5	5	20	6
Segment Expenses
Operating expenses	(10)	(9)	(9)	(10)	(38)	(9)
Profit sharing compensation expenses	—	—	—	—	—	—

Total	(10)	(9)	(9)	(10)	(38)	(9)

Fund Management DE	$(5)	$(4)	$(4)	$(5)	$(18)	$(3)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended					Three Months Ended March 31, 2012
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011
GAAP Net Income (Loss)	$(255)	$(246)	$(382)	$(234)	$(1,117)	$(24)

Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	152	151	240	142	685	(6)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(103)	$(95)	$(142)	$(92)	$(432)	$(30)

Private Equity incentive income	47	9	7	(19)	44	3
Hedge Fund incentive income	53	(3)	(4)	(46)	—	36
Reserve for clawback	—	—	(5)	—	(5)	4
Distributions of earnings from equity method investees	7	1	2	1	11	2
Losses (earnings) from equity method investees	(66)	(17)	62	(13)	(34)	(31)
Losses (gains) on options	1	1	6	(3)	5	(4)
Losses (gains) on other Investments	5	4	9	5	23	(20)
Impairment of investments	—	(1)	(2)	(1)	(4)	—
Adjust income from the receipt of options	(7)	—	(6)	—	(13)	—
Mark-to-market of contingent consideration in business combination	(1)	(2)	—	—	(3)	—
Amortization of intangible assets and impairment of goodwill	1	—	21	—	22	—
Employee, Principal and director compensation	64	59	58	54	235	58
Principals’ forfeiture agreement expense (expired in 2011)	235	237	280	299	1,051	—
Adjust non-controlling interests related to Fortress Operating Group units	(154)	(153)	(240)	(144)	(691)	4
Tax receivable agreement liability reduction	—	—	—	(3)	(3)	7
Taxes	21	6	(3)	12	36	28

Pre-tax Distributable Earnings	$103	$46	$43	$50	$242	$57

Investment Loss (income)	(12)	3	3	(2)	(8)	(5)
Interest Expense	4	5	5	5	19	4

Fund Management DE	$95	$54	$51	$53	$253	$56

GAAP Revenues	$197	$190	$195	$277	$859	$172

Adjust management fees	—	—	—	(1)	(1)	—
Adjust incentive income	102	6	(1)	(66)	41	43
Adjust income from the receipt of options	(7)	—	(6)	—	(13)	—
Other revenues	(48)	(45)	(43)	(43)	(179)	(45)

Segment Revenues	$244	$151	$145	$167	$707	$170

GAAP Expenses	$498	$442	$501	$514	$1,955	$221

Adjust interest expense	(4)	(5)	(5)	(5)	(19)	(4)
Adjust employee, Principal and director compensation	(64)	(59)	(58)	(54)	(235)	(58)
Adjust Principals’ forfeiture agreement expense (expired in 2011)	(235)	(237)	(280)	(299)	(1,051)	—
Adjust amortization of intangible assets and impairment of goodwill	(1)	—	(21)	—	(22)	—
Adjust expense reimbursements from affiliates	(44)	(44)	(42)	(42)	(172)	(44)
Adjust Principal Performance Payments	—	—	—	—	—	(4)
Other	(1)	—	(1)	—	(2)	(1)

Segment Expenses	$149	$97	$94	$114	$454	$110

“Distributable earnings” is Fortress’s supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund Management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses.” Fund management DE and its components are used by the Company to analyze and measure the performance of our management business on a stand-alone basis. We define our segment operating margin to be equal to fund management DE divided by segment revenues. We believe that it is useful to provide investors with the opportunity to review our management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended March 31,
	2012	2011
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	200,009,820	181,019,501

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(8,227,416)	(9,481,968)
Weighted average fully vested restricted Class A shares	(602,720)	(250,509)

Weighted Average Class A Shares Outstanding	191,179,684	171,287,024

Weighted average restricted Class A shares [20]	632,660	452,434
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	8,227,416	9,481,968
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	7,138,026	14,281,131
Weighted average Fortress Operating Group units	305,800,889	301,700,848
Weighted average Fortress Operating Group RPUs [21]	20,326,008	28,359,260

Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)	533,304,683	525,562,665

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	20,051,308	25,501,235

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	553,355,991	551,063,900

“Dividend Paying Shares and Units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. It is useful in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, Dividend Paying Shares and Units should be considered only as a supplement to GAAP basic and diluted shares outstanding. The Company’s calculation of Dividend Paying Shares and Units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[20]	Includes both fully vested and nonvested restricted Class A shares.
[21]	Includes both fully vested and nonvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of March 31, 2012		As of December 31, 2011
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$248,589	$248,589	$333,166	$333,166
Investments	1,090,833	1,090,833	1,079,777	1,079,777
Due from Affilitates	255,893	—	298,689	—
Deferred Tax Asset	373,710	—	400,196	—
Other Assets	110,730	—	108,858	—

Assets	2,079,755	1,339,422	2,220,686	1,412,943

Debt Obligations Payable	$252,500	$252,500	$261,250	$261,250
Accrued Compensation and Benefits	92,702	—	247,024	—
Due to Affiliates	339,472	—	354,158	—
Deferred Incentive Income	242,257	—	238,658	—
Other Liabilities	87,021	—	57,204	—

Liabilities	1,013,952	252,500	1,158,294	261,250

Net	$1,065,803	$1,086,922	$1,062,392	$1,151,693

	GAAP Basic Shares	Dividend Paying Shares and Units	GAAP Basic Shares	Dividend Paying Shares and Units
Class A Shares	213,500	213,500	189,254	189,254
Restricted Class A Shares	634	634	570	570
Fortress Operating Group Units	300,274	300,274	305,858	305,858
Fully Vested Class A Shares - Dividend Paying	—	1,694	—	692
Nonvested Class A Shares - Dividend Paying	—	6,434	—	13,668
Fortress Operating Group RPUs	—	10,333	—	20,666

Shares Outstanding	514,408	532,869	495,682	530,708

Per Share	$2.07	$2.04	$2.14	$2.17

Fortress believes that Net Cash and Investments is a useful supplemental measure because it provides investors with information regarding Fortress’s net investment assets. Net Cash and Investments excludes certain assets (due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, Net Cash and Investments should be considered only as a supplement to GAAP Book Value as a measure of the Company’s financial position. The Company’s calculation of Net Cash and Investments may be different from the calculation used by other companies and, therefore, comparability may be limited.